Filed Pursuant to Rule 424(b)(2)
Registration No. 333-178960

Trigger Autocallable Optimization Securities

UBS AG

August 28, 2013

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement

Trigger Autocallable Optimization Securities

Linked to Common Stock or Exchange Traded Fund Shares

UBS AG from time to time may offer and sell Trigger Autocallable Optimization Securities, which we refer to as the “Securities”, linked to either (i) a common stock, including American depositary shares, of a specific company, or (ii) shares of an exchange traded fund (each, an “underlying equity”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name and issuer of the underlying equity, and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable prospectus supplement and final terms supplement to this product supplement (together the “applicable supplements”). If there is any inconsistency between the terms described in the applicable supplements and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable supplements will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable supplements, include the following:

Issuer:	UBS AG

Booking Branch:	The booking branch of UBS AG will be specified in the final terms supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

Principal Amount:	Unless otherwise specified in the applicable supplements, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).

No Coupon:	We will not pay you interest during the term of the Securities.

Call Feature:	The Securities will be called automatically if the closing price of the underlying equity on any observation date is at or above the initial price. If the Securities are called on any observation date, UBS will pay on the applicable call settlement date a cash payment per Security that you hold equal to the call price for the applicable observation date on which the Securities are called.

Call Return:	A return based on a per annum percentage to be specified in the final terms supplement. The call return increases the longer the Securities are outstanding.

Call Price:	The call price applicable to each observation date will be specified in the final terms supplement and will be calculated by adding the principal amount per Security to the applicable call return, which is based on the amount of time the Securities have been outstanding.

Payment at Maturity:	If the Securities are not called on any observation date, at maturity UBS will pay a cash payment per Security that you hold, the amount of which is based on whether the trigger price is breached on the final valuation date, as described below:

➢	If the final price is at or above the trigger price, UBS will pay you for each Security you hold a cash payment equal to your principal amount.

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If the final price is below the trigger price, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the decline of the underlying equity from the trade date to the final valuation date, for an amount equal to: $10.00 + ($10 × underlying return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final price is below the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Underlying Return:	Final Price – Initial Price

Initial Price

Initial Price:	The closing price of the underlying equity on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities – Antidilution Adjustments”).

Final Price:	The closing price of the underlying equity on the final valuation date as determined by the calculation agent.

Trigger Price:	A specified price of the underlying equity that is below the initial price set forth in the final terms supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).

Observation Dates:	One or more dates that will be specified in the final terms supplement. Observation dates are subject to postponement in the event of certain market disruption events as described under “General Terms of the Securities — Market Disruption Events”. Unless otherwise specified in the final terms supplement, the final observation date will be the “final valuation date” (which will generally be a date five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event).

Call Settlement Dates:	If the Securities are called on any observation date, the call settlement date will generally be five business days following that observation date. The last possible call settlement date will be the maturity date.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable supplements.

Calculation Agent:	UBS Securities LLC

The applicable supplements will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Product Supplement Summary — Structured Product Categorization” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Product Supplement dated August 28, 2013

ADDITIONAL INFORMATION ABOUT THE TRIGGER AUTOCALLABLE OPTIMIZATION SECURITIES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, and any applicable supplements related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Securities	PS-13
Risk Factors	PS-15
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-46
Supplemental U.S. Tax Considerations	PS-47
ERISA Considerations	PS-55
Supplemental Plan of Distribution (Conflicts of Interest)	PS-56
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes the terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement in conjunction with a previously delivered prospectus supplement that, in addition to the identity of the underlying equity and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. The prospectus supplement and any final terms supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Trigger Autocallable Optimization Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated January 11, 2012, of UBS. References to the “applicable supplements” mean the prospectus supplement along with the final terms supplement that describes the specific terms of your Securities unless the context otherwise requires.

What are the Trigger Autocallable Optimization Securities?

The Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of either (i) common stock of a specific company or (ii) shares of an exchange traded fund (each, an “underlying equity”). As used in this product supplement, the term “common stock” also includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADS”). We refer to the common stock represented by an ADS as “foreign stock”. If the underlying equity is an ADS, the term “foreign stock issuer” refers to the issuer of the foreign stock underlying the ADS.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Securities at maturity. You must be willing to risk losing up to 100% of your principal amount invested if (i) the Securities are not called on any observation date and (ii) the price of the underlying equity closes below the trigger price on the final valuation date. Unless otherwise specified in the final terms supplement, the “final valuation date” will be the final observation date specified in the final terms supplement (which will generally be a date five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event (as described herein)). You must be willing to accept that you will only receive a positive return on your Securities if the Securities are called, which will only occur if the underlying equity closes at or above the initial price on any observation date. You must also be willing to accept that the Securities will not pay interest.

If the closing price of the underlying equity is at or above the initial price on the relevant observation date, the Securities will be called automatically (an “automatic call”). If the Securities are called on any observation date (other than the final observation date), the call settlement date will generally be five business days following that observation date. If the Securities are called on the final observation date, the call settlement date will be the maturity date. If we call the Securities on any observation date, UBS will pay on the applicable call settlement date a cash payment per Security that you hold equal to the call price for the applicable observation date. The call price applicable to each observation date will be specified on the final terms supplement and will equal the principal amount per Security plus the applicable call return, which is based on the amount of time the Securities have been outstanding.

If the Securities are not called on any observation date, at maturity UBS will pay a cash payment per Security that you hold, the amount of which is based on whether the final price is below the trigger price and, if so, the return of the underlying equity from the trade date to the final valuation date, referred to as the “underlying return”. If the Securities are not called on any observation date and the final price is at or above the trigger price, UBS will pay a cash payment at maturity equal to the principal amount of $10.00 per Security that you hold. If (i) the Securities are not called on any observation date and (ii) the final price is below the trigger price, UBS will pay a cash payment of less than the principal amount, if anything, resulting in a loss on your investment proportionate to the negative underlying return. The trigger price is a specified price of the underlying equity that is below the initial price, as specified in the final terms supplement.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final price is below the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The underlying return is the difference between the final price and initial price of the underlying equity and is expressed as a percentage of the initial price. The underlying return may be negative and is calculated as follows:

Underlying Return =	Final Price – Initial Price

Initial Price

The “initial price” is the closing price of the underlying equity on the trade date (as may be adjusted in the case of certain corporate events as described under “General Terms of the Securities – Antidilution Adjustments”), and the “final price” is the closing price of the underlying equity determined on the final valuation date, in each case as determined by the calculation agent.

The final terms supplement will specify the trade date, the observation dates, the per annum percentage used to determine the call return, the call return and call price for each observation date, the trigger price and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying equity and the initial price.

If an event occurs that may require antidilution adjustments, as described under “General Terms of the Securities — Antidilution Adjustments” below, the calculation agent may make adjustments to the initial price and the trigger price, including any adjustments not described in this product supplement or in the applicable supplements, with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable supplements. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable supplements. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described in the accompanying prospectus, the terms described here are controlling.

Specific terms of each Security will be described in the applicable supplements

The specific terms of your Securities will be described in an applicable prospectus supplement and final terms supplement (together, the “applicable supplements”) accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable supplements are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable supplements are controlling.

Any applicable supplements should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

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Automatic Call — The Securities will be called automatically if the price of the underlying equity closes at or above the initial price on any observation date, including the final valuation date. If the Securities are called, your return will be positive and will be a percentage of the per annum percentage used to determine the call return depending on the observation date on which the Securities are called. The call return increases the longer the Securities are outstanding.

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Contingent repayment of principal amount at maturity — If the Securities are not called on any observation date, we will pay you an amount in cash equal to the principal amount of your Securities if the final price is at or above the trigger price and you hold the Securities to maturity, subject to the creditworthiness of UBS. If (i) the Securities are not called on any observation date and (ii) the final price is below the trigger price, we will pay you an amount in cash that is less than the principal amount, if anything. Specifically, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero, and UBS will pay you a cash amount per Security equal to $10.00 + ($10 × underlying return). This will result in a loss of some or all of your initial investment in the Securities.

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Minimum Investment — Unless otherwise specified in the applicable supplements, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS-15 and in the applicable supplements.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will only pay you the principal amount of your Securities in cash if the final price of the underlying equity is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is below the trigger price, you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying equity from the trade date to the final valuation date.

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The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the underlying equity is above the trigger price.

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Your potential return on the Securities is limited to the call return — The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying equity. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the risk of a decline in the price of the underlying equity.

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Higher call return rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of such underlying equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, while the call return rate is set on the trade date, an underlying equity’s volatility can change significantly over the term of the Securities. The price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

➢	No interest payments — UBS will not pay any interest with respect to the Securities.

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Credit risk of UBS – The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

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Reinvestment risk — If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be called as early as the first observation date, you should be prepared in the event the Securities are called early.

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Single stock or single ETF risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the issuer of such underlying equity or, if the underlying equity is a share of an exchange traded fund (an “ETF”), the securities, futures contracts, commodities or other assets constituting the assets of that ETF (“underlying assets”), such as stock and commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock or commodity market volatility and levels, interest rates and economic and political conditions.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the price of the underlying equity will rise above the initial price on any observation date, or, if not called, that the final price will not fall below the trigger price. The final price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity or, if the underlying equity is an ETF, the underlying assets of that ETF. You should be willing to accept the downside risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

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Owning the Securities is not the same as owning the underlying equity — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity during the term of your Securities. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Furthermore, the underlying equity may appreciate substantially during the term of the Securities and you will not participate in such appreciation.

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The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the initial price and trigger price applicable to such underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable supplements as necessary to achieve an equitable result. Following certain corporate events relating to the respective issuer of the underlying equity where such issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. If the issuer of an underlying equity becomes subject to (i) a corporate event whereby the underlying equity is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-34 of this product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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There may be little or no secondary market — Unless otherwise specified in the applicable supplements, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the

Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the price volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

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Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity or underlying assets of an ETF and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity or the underlying assets of an ETF, may adversely affect the market price of the underlying equity and, therefore, the market value of the Securities.

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Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any underlying equity, or if any underlying equity is an ETF, the issuers of securities constituting underlying assets of an ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

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No adjustments for fluctuations in foreign exchange rates — The value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which the underlying equity is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity.

Subject to the specific terms of your Securities set forth in the applicable supplements, the Securities may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying equity.

➢	You believe the underlying equity will close at or above the initial price on one of the specified observation dates.

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You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that your potential return is limited to the call return specified in the final terms supplement.

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You would be willing to invest in the Securities if the trigger price was set equal to the top of the range, if applicable, for the anticipated trigger price for such offering of the Securities (the actual trigger price will be determined on the trade date for each offering of the Securities and will be specified in the final terms supplement).

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You would be willing to invest in the Securities if the call return was set equal to the bottom of the range, if applicable, for the anticipated call return for such offering of the Securities (the actual call return will be determined on the trade date for each offering of the Securities and will be specified in the final terms supplement).

➢	You do not seek current income from this investment and are willing to forgo dividends paid on the underlying equity.

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You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities set forth in the applicable supplements, the Securities may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢	You believe that the price of the underlying equity will decline during the term of the Securities and is likely to close below the trigger price on the final valuation date.

➢	You seek an investment that participates in the full appreciation in the price of the underlying equity or that has unlimited return potential.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

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You would be unwilling to invest in the Securities if the trigger price was set equal to the top of the range, if applicable, for the anticipated trigger price for such offering of the Securities (the actual trigger price will be determined on the trade date for each offering of the Securities and will be specified in the final terms supplement).

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You would be unwilling to invest in the Securities if the call return was set equal to the bottom of the range, if applicable, for the anticipated call return for such offering of the Securities (the actual call return will be determined on the trade date for each offering of the Securities and will be specified in the final terms supplement).

➢	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity.

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You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-15 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, that which may be offered on those products. This description should not be relied upon as a description of any particular structured product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-47 and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

Unless otherwise specified in the applicable supplements, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-49, including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 of the Code (to the extent the issuer of any underlying equity were treated as a “pass-thru entity”), and that the timing and character of income or loss on your Securities could be materially and adversely affected.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-47 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

What are the Steps to Calculate Payment upon an Automatic Call or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon an automatic call or at maturity on the Securities:

Alternative 1: Calculate the Cash Payment upon an Automatic Call

The payment upon an automatic call will be calculated as follows:

If the Securities are called because the closing price of the underlying equity is at or above the initial price on any observation date, including the final valuation date, UBS will pay you on the applicable call settlement date the call price for the applicable observation date. The call price applicable to each observation date equals the principal amount per Security plus the applicable call return, which is based on the amount of time the Securities have been outstanding. The call return will be set forth together with the call price for each observation date in the final terms supplement.

Alternative 2: Calculate the Cash Payment at Maturity

Assuming that the Securities are not called on any observation date, the following steps shall apply:

If the Securities are not called on any observation date and the final price is at or above the trigger price, UBS will pay you a cash payment at maturity equal to the principal amount of $10.00 per Security, subject to the creditworthiness of UBS.

If the Securities are not called on any observation date and the final price is below the trigger price, UBS will pay you an amount in cash that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative underlying return.

The underlying return is the difference between the final price and initial price of the underlying equity and is expressed as a percentage of the initial price. The underlying return may be negative and is calculated as follows:

Underlying Return =	Final Price – Initial Price

Initial Price

The “initial price” is the closing price of the underlying equity on the trade date (as may be adjusted in the case of certain corporate events as described under “General Terms of the Securities – Antidilution Adjustments”), and the “final price” is the closing price of the underlying equity determined on the final valuation date, in each case as determined by the calculation agent.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final price is below the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing price of the underlying equity relative to its initial price. We cannot predict the final price or the closing price of the underlying equity on any observation date. You should not take these examples as an indication or assurance of the expected performance of the underlying equity. The examples below illustrate the payment upon an automatic call or at maturity for a hypothetical offering of the Securities, with the following assumptions (actual terms for the Securities will be specified in the final terms supplement):

Principal Amount:	$10.00
Term:	12 months
Initial Price:	$100
Call Return:	18% per annum (or 1.5% per month)
Frequency of Observation Dates:	Monthly
Trigger Price:	$80 (which is 80% of the initial price)

Example 1 — Securities are called on the first observation date

Closing price at first observation date:	$125.00 (at or above initial price, Securities are called)
Call price (per Security):	$10.15

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total of $10.15 per $10.00 principal amount of Securities that you hold (1.5% total return on the Securities).

Example 2 — Securities are called on the final observation date

Closing price at first observation date:	$95.00 (below initial price, Securities NOT called)
Closing price at second observation date:	$85.00 (below initial price, Securities NOT called)
Closing price at third observation date:	$90.00 (below initial price, Securities NOT called)
Closing price at fourth to eleventh observation date:	Various (all below initial price, Securities NOT called)
Closing price at final observation date:	$115.00 (above initial price, Securities are called)
Call price (per Security):	$11.80

Since the Securities are called the final observation date, UBS will pay you on the call settlement date (which coincides with the maturity date in this example) a total of $11.80 per $10.00 principal amount of Securities that you hold (18% total return on the Securities).

Example 3 — Securities are NOT called on any observation date and the final price is at or above the trigger price

Closing price at first observation date:	$95.00 (below initial price, Securities NOT called)
Closing price at second observation date:	$90.00 (below initial price, Securities NOT called)
Closing price at third observation date:	$95.00 (below initial price, Securities NOT called)
Closing price at fourth to eleventh observation date:	Various (all below initial price, Securities NOT called)
Closing price at final valuation date:	$85.00 (below initial price, Securities NOT called)
Settlement amount (per Security):	$10.00

Since the Securities are not called on any observation date and the final price is at or above the trigger price, at maturity UBS will pay you a total of $10.00 per $10.00 principal amount of Securities that you hold (0% total return on the Securities).

Example 4 — Securities are NOT called on any observation date and the final price is below the trigger price

Closing price at first observation date:	$95.00 (below initial price, Securities NOT called)
Closing price at second observation date:	$75.00 (below initial price, Securities NOT called)
Closing price at third observation date:	$95.00 (below initial price, Securities NOT called)
Closing price at fourth to eleventh observation date:	Various (all below initial price, Securities NOT called)
Closing price at final valuation date:	$75.00 (below initial price and trigger price, Securities NOT called)
Underlying return	75 – 100	= –25%
100
Settlement amount (per Security)	$10.00 + ($10 × underlying return)
=$10.00 + ($10 × -25%) =$10.00 – $2.50
=$7.50

Since the Securities are not called on any observation date and the final price is below the trigger price, at maturity UBS will pay you a total of $7.50 per $10.00 principal amount of Securities that you hold (a 25% loss on the Securities).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final price is below the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

Hypothetical Payment Amounts on Your Securities

The prospectus supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities upon an automatic call or at maturity and the cash payment that could be delivered for each of your Securities on any call settlement date or on the maturity date, based on a range of hypothetical initial prices and closing prices of the underlying equity and on various key assumptions shown in the prospectus supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing prices of the underlying equity on the observation dates (including the final valuation date) could have on your payment on any call settlement date or at maturity, as the case may be, as calculated in the manner described in the prospectus supplement. Such hypothetical tables, charts or calculations will be based on closing prices for the underlying equity that may not be achieved on the observations dates (including the final valuation date) and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the prospectus supplement, the hypothetical payment amount on your Securities on any call settlement date or on the maturity date may bear little or no relation to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical illustrations do not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equity:

➢

the return on such a direct investment in the underlying equity would depend primarily upon the relative appreciation or depreciation of the underlying equity during the term of the Securities, and not on whether the closing price of the underlying equity is at or above the initial price on any observation date or is below the trigger price on the final valuation date;

➢	in the case of a direct investment in the underlying equity, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢	in the case of a direct investment in the underlying equity, the return could include rights that you will not have as an investor in the Securities; and

➢	a direct investment in the underlying equity is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

We cannot predict the closing prices of the underlying equity or, therefore, whether the Securities will be called prior to maturity or if the Securities are not called on any observation date, whether the final price will be below the trigger price. Moreover, the assumptions we make in connection with any hypothetical

Hypothetical Payment Amounts on Your Securities

information in the prospectus supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Securities on any call settlement date or on the maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying equity.

Risk Factors

The return on the Securities is linked to the performance of the underlying equity. Investing in the Securities is not equivalent to investing directly in the underlying equity. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable supplements before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or necessarily pay the full principal amount of the Securities at maturity. If (i) the Securities are not called on any observation date and (ii) the final price is below the trigger price, we will pay you an amount in cash that is less than your principal amount, if anything, and you will have a loss of your initial investment that is proportionate to the negative underlying return. Specifically, in such case, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal amount for every 1% (or a fraction thereof) that the underlying return is less than zero. Therefore, you may lose some or all of your initial investment in the Securities.

The likelihood of the final price declining below the trigger price will depend in part on the volatility of the underlying equity — meaning the frequency and magnitude of changes in the price of the underlying equity.

The contingent repayment of principal applies only at maturity

If your Securities are not automatically called, you should be willing to hold your Securities until maturity. If you sell your Securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the price of the underlying equity is above the trigger price.

Your potential return on the Securities is limited to the call return

The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying equity. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower the return may be. If the Securities are not called, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the risk of a decline in the price of the underlying equity.

Higher call return rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of such underlying equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, while the call return rate is set on the trade date, an underlying equity’s volatility can change significantly over the term of the Securities. The price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

Risk Factors

The Securities may be called early and are subject to reinvestment risk.

If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be called as early as the first observation date, you should be prepared in the event the Securities are called early.

You will not receive interest payments on the Securities or dividend payments on the underlying equity, or have shareholder rights in the underlying equity.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the underlying equity. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Similarly, if the Securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the foreign stock.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the price of the underlying equity will rise above the initial price or that the final price will not fall below the trigger price. The final price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity or, if the underlying equity is an ETF, the underlying assets of that ETF. You should be willing to accept the downside risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

The determination as to whether the Securities are subject to an automatic call, or the formula for calculating the payment at maturity of the Securities do not take into account all developments in the price of the underlying equity.

Changes in the price of the underlying equity during the periods between each observation date will not be reflected in the determination as to whether the Securities are subject to an automatic call, or the calculation of the amount payable at maturity of the Securities. The calculation agent will determine whether the Securities are subject to an automatic call, by observing only the closing price of the underlying equity on the applicable observation date. The calculation agent will calculate the payment at maturity by comparing only the closing price of the underlying equity on the final valuation date relative to the closing price of the underlying equity on the trade date (as the same may be adjusted upon the occurrence of certain adjustment events described in “General Terms of the Securities — Antidilution

Risk Factors

Adjustments” beginning on page PS-34). No other prices or values will be taken into account. As a result, you may lose some or all of your principal amount even if the price of the underlying equity has risen at certain times during the term of the Securities before falling to a closing price below the trigger price on the final valuation date.

You have limited antidilution protection.

For certain events affecting the underlying equity, such as stock splits and stock dividends, and certain other corporate actions involving the underlying equity, the calculation agent for the Securities may adjust the initial price and trigger price applicable to such underlying equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying equity, or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-34 and “General Terms of the Securities — Role of Calculation Agent” on page PS-45 for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by another issuer and not on the underlying equity.

If the underlying equity is common stock of a specific company (an “underlying stock”), following certain corporate events relating to the respective issuer of the underlying stock where such issuer is not the surviving entity, the determination as to whether the Securities are subject to an automatic call, or the amount you receive at maturity may be based on the common stock of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the applicable underlying stock in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. If the issuer of any underlying stock becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or combination with the Issuer of the Securities or any of its affiliates, the underlying stock may be replaced with the common stock issued by another company selected by the calculation agent. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of Securities — Antidilution Adjustments — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

If the underlying equity is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority, Inc. (“FINRA”), or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, the amount you receive upon an automatic call or at maturity will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS

Risk Factors

facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of Securities — Delisting of ADSs or Termination of ADS Facility”.

If either an underlying stock or an ETF that is serving as the underlying equity is discontinued or delisted or trading of the underlying equity is suspended on its primary exchange, the amount you receive upon an automatic call or at maturity may be based on a security issued by another issuer or a share of another exchange traded fund (as applicable) and not the underlying equity. Such discontinuance, delisting or suspension of trading of the underlying equity and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading of the underlying equity and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading of the Underlying Stock” and “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the price of the underlying equity has risen since the trade date. The potential returns described in the applicable supplements are possible only in the case that you hold your Securities to maturity or until called by us.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the closing price of the underlying equity on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying equity (i.e., the frequency and magnitude of changes in the closing price of the underlying equity over the term of the Securities);

➢	the dividend rate paid on the underlying equity (while not paid to holders of the Securities, dividend payments on the underlying equity may influence the value of the Securities);

➢	interest rates in the market;

➢	the time remaining to the maturity of the Securities;

➢	if the underlying equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;

Risk Factors

➢

if the underlying equity is an ETF that invests in securities, futures contracts or commodities that are traded in non-U.S. markets, or if the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such assets are traded;

➢

if the underlying equity is an ETF, the fact that the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;

➢	supply and demand for Securities, including inventory positions with UBS Securities LLC or any other market maker;

➢	economic, financial, political, regulatory, judicial, force majeure or other events that affect the price of the underlying equity; and

➢	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING EQUITY

The respective issuer of the underlying equity — and thus the underlying equity — is subject to various market risks.

The respective issuer of the underlying equity (the “underlying equity issuer”) or, if the underlying equity is an ETF, each company whose securities constitute the underlying assets of the ETF or each futures contract or commodity that constitute the underlying assets of the ETF, are subject to various market risks. Consequently, the prices of the underlying equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates or, if the underlying equity is an ETF, the respective markets in which the underlying assets of such ETF trade. Market forces outside of our control could cause the closing price of the underlying equity to be below the trigger price on the final valuation date. The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the underlying equity issuer, such as equity or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. The final terms supplement will provide a brief description of the underlying equity issuer and the underlying equity to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by the underlying equity issuer with the Securities and Exchange Commission (“SEC”).

Risk Factors

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the final terms supplement, we and our affiliates are not affiliated with any respective underlying equity issuer in any way and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. None of the money you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the final terms supplement, we have derived the information about the respective underlying equity issuer and the underlying equity from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying equity issuer or the underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

This product supplement relates only to the Securities and does not relate to the underlying equity or its issuer.

Historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the term of the Securities.

The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity. As a result, it is impossible to predict whether the closing price of the underlying equity will rise or fall. The closing price of the underlying equity will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the issuers of the underlying equity or if the underlying equity is an ETF, the underlying assets of such ETF, and the market price of the underlying equity.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of the underlying equity by a security issued by a non-U.S. company may occur following certain corporate events affecting the underlying equity (as described under “General Terms of the Securities — Antidilution Adjustments — Reorganization Events” on page PS-38) or following delisting or termination of the underlying equity (as described under “General Terms of the Securities — Delisting or Suspension of Trading of the Underlying Stock” on page PS-40).

Risk Factors

If the underlying equity is an ETF that invests in securities, futures contracts or commodities that are traded on non-U.S. markets, the trading price of the securities, futures contracts or commodities in which the ETF invests generally will reflect the U.S. dollar value of those assets. Therefore, holders of Securities based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities, futures contracts or commodities trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. asset in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the securities, futures contracts or commodities in which an ETF invests will be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) if, the underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) the underlying equity is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) if, the underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) the underlying equity is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks, which are substantial and material.

Risk Factors

An investment in the Securities may be subject to risks associated with non-U.S. securities or futures markets.

The underlying equity may be an ADS representing foreign stock or an ETF that invests in securities, futures contracts or commodities that are traded on non-U.S. markets. In addition, following certain corporate events affecting an underlying equity, or following delisting or suspension of trading of an underlying equity on its primary exchange, such underlying equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks. Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company that is quoted and traded in a foreign currency following certain corporate events under “General Terms of the Securities — Antidilution Adjustments — Reorganization Events”. We describe the possible substitution or replacement of the underlying equity that is an ADS by the foreign stock represented by the ADS following delisting or termination of an ADS facility under “General Terms of the Securities — Delisting of ADS or Termination of ADS Facility”.

Any underlying equity that is issued by a non-U.S. company and that is traded on a non-U.S. exchange will be specified in the final terms supplement.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the underlying equity.

The underlying equity to which your Securities may be linked may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars. However, even where that is the case, the Securities, which are linked to the underlying equity, are denominated in U.S. dollars, and the amount payable on the Securities upon a call or at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies upon which such underlying equity is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you may not receive any additional payment or incur any reduction in payment upon a call or at maturity.

Risk Factors

Your net exposure will depend on the extent to which the currencies upon which the underlying equity is based strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the currencies upon which the underlying equity is based, the value of any such equity may be adversely affected, and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

➢	existing and expected interest rate prices;

➢	the balance of payments; and

➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying equity and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying equity, the United States and other countries important to international trade and finance.

Any underlying equity that is traded in a currency other than U.S. dollars will be specified in the final terms supplement.

If the underlying equity is an ADS, the value of the ADSs may not completely track the price of the foreign stock represented by such ADS.

If the underlying equity is an ADS, you should be aware that, although the trading characteristics and valuations of the ADS will usually mirror the characteristics and valuations of the foreign stock represented by that ADS, the value of such ADS may not completely track the value of such foreign stock. Active trading volume and efficient pricing for such foreign stock on the stock exchange(s) on which that foreign stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADS. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADS than for the foreign stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the foreign stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different markets), an illiquid market for the foreign stock generally will result in an illiquid market for the ADSs representing such foreign stock.

If the underlying equity is an ADS, the market price of such ADS and the value of the Securities linked to such ADS will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of an underlying equity that is an ADS is not directly tied to the market price of the foreign stock in the non-U.S. markets where such foreign stock principally trades, the market price of such ADS is generally expected to track the U.S. dollar value of the currency of the country where the foreign stock principally trades and the trading price of such foreign stock on the stock exchange(s) where that foreign stock principally trades due to the fact that owners of ADS have the right to obtain the foreign stock represented by such ADS. This means that the market value of any underlying equity that is an ADS is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the foreign stock principally trades and by factors affecting the foreign stock and the markets where such foreign stock principally trades.

Risk Factors

There are important differences between the rights of holders of ADSs and the rights of holders of the foreign stock.

If the underlying equity is an ADS, you should be aware that your Securities are linked to the ADS and not the foreign stock represented by such ADS, and there exist important differences between the rights of holders of an ADS and the foreign stock such ADS represents. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the foreign stock. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign stock issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign stock issuer. For example, the foreign stock issuer may make distributions in respect of the foreign stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the foreign stock may be significant and may materially and adversely affect the market value of your Securities.

The value of the shares of an ETF may not completely track the value of the shares of the securities, futures contracts or commodities in which the ETF invests or the level of its respective underlying index.

If the underlying equity is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the securities, futures contracts or commodities in which the ETF invests, the value of the ETF may not completely track the value of the securities, futures contracts or commodities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the securities, futures contracts or commodities in which the ETF invests do not have.

In addition, the ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “underlying index”). The correlation between the performance of an ETF and the performance of its underlying index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities, futures contracts or commodities comprising such underlying index but rather may invest in a representative sample of securities, futures contracts or commodities comprising such underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such underlying index. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its underlying index. As a result of the foregoing, the performance of an ETF may not replicate the performance of its underlying index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share (i.e., its intrinsic economic value) of the ETF.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be sufficient liquidity in the trading market.

Risk Factors

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying equity, or futures, options, exchange traded funds or other derivative products based on the underlying equity may adversely affect the probability of the Securities being called, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-46, UBS or its affiliates may hedge their obligations under the Securities by purchasing the underlying equity or the underlying assets of an ETF, futures or options on the underlying equity or the underlying assets of an ETF or other exchange traded or over the counter derivative instruments with returns linked or related to changes in the performance of the underlying equity or the underlying assets of an ETF, and they may adjust these hedges by, among other things, purchasing or selling the underlying equity or the underlying assets of an ETF, futures, options, or other exchange traded or over the counter derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such underlying equity and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value and/or payment at maturity of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the underlying equity or the underlying assets of an ETF and other investments relating to the underlying equity or the underlying assets of an ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity or the underlying assets of an ETF that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the closing price of the underlying equity, could be adverse to such holders’ interests as beneficial owners of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and

Risk Factors

acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price of the underlying equity and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the price of the underlying equity or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

One of our affiliates may serve as the depositary for the ADSs that may constitute the underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If the underlying equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Securities.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing price of the underlying equity is at or above the initial price on any observation date or less than the trigger price on the final valuation date and, accordingly, the payment on the applicable call settlement date or at maturity on your Securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-45. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity has occurred or is continuing on a day when the calculation agent will determine the closing price of the underlying equity. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind our or its hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent may postpone any observation date, including the final valuation date (and thus the applicable call settlement date or the maturity date, respectively), upon the occurrence of a market disruption event.

If the calculation agent determines that a market disruption event has occurred or is continuing on any observation date (including the final valuation date), the affected observation date or the final valuation date, as applicable, will be postponed and thus the determination of the closing price of the underlying

Risk Factors

equity with respect to such observation date or the final price, as applicable, will be postponed until the first trading day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead make the relevant determination based on the closing price of the underlying equity on the first trading day on which no market disruption event is occurring or is continuing with respect to that offering of the Securities. In no event, however, will the relevant observation date or the final valuation date be postponed by more than eight (8) trading days. As a result, the relevant call settlement date or the maturity date for the Securities could also be postponed, although not by more than eight (8) trading days.

If the relevant observation date or the final valuation date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant observation date or the final valuation date, as applicable. If the closing price of the underlying equity is not available on the last possible day that qualifies as the relevant observation date or the final valuation date, as applicable, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing price of the underlying equity that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-32.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section on page PS-8, “Supplemental U.S. Tax Considerations” on page PS-47, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue

Risk Factors

Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-47 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denominations

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable supplements. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable supplements. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment upon an Automatic Call

The Securities will be called automatically if the closing price of the underlying equity is at or above the initial price (as such initial price may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”) on any observation date. If we call the Securities, UBS will pay you on the applicable call settlement date the call price for the applicable observation date. The call price applicable to each observation date equals the principal amount per Security plus the applicable call return, which is based on the amount of time the Securities have been outstanding. The call return is based on a per annum percentage specified in the final terms supplement and increases the longer the Securities are outstanding. The call return will be set forth together with the call price for each observation date and will be specified in the final terms supplement.

Payment at Maturity

If the Securities are not called on any observation date, at maturity UBS will pay a cash payment for each Security that you hold, calculated as below.

➢	If the final price is at or above the trigger price, UBS will pay you a cash payment equal to your principal amount of the Securities.

➢

If the final price is below the trigger price, UBS will pay you a cash payment that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative underlying return.

General Terms of the Securities

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final price is below the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “underlying return” is the difference between the final price and initial price of the underlying equity and is expressed as a percentage of the initial price. The underlying return may be negative and is calculated as follows:

Final Price – Initial Price
Initial Price

The “initial price” is the closing price of the underlying equity on the trade date (as may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments”), and the “final price” is the closing price of the underlying equity determined on the final valuation date, in each case as determined by the calculation agent.

The “trigger price” is a specified price of the underlying equity that is less than the initial price as set forth in the final terms supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).

The final terms supplement will specify the trade date, the observation dates, the per annum percentage used for the call return, the call return and call price for each observation date, the trigger price and the final valuation date, as well as other relevant terms of each offering of the Securities, including the underlying equity and the initial price.

If an event occurs that may require antidilution adjustments, as described under “— Antidilution Adjustments” below, the calculation agent may make adjustments to the initial price and the trigger price, including any adjustments not described in this product supplement or in the applicable supplements, with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable supplements. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable supplements. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are not sponsored, endorsed, sold or promoted by the issuer of the underlying equity, and investing in the Securities is not equivalent to investing directly in the underlying equity.

General Terms of the Securities

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

Call Settlement Date

If the Securities are called on any observation date (other than the final observation date), the call settlement date will generally be five business days following such observation date, unless otherwise specified in the final terms supplement. If the Securities are called on the final observation date, the call settlement date will be the maturity date. As described under “— Observation Dates” below, the calculation agent may postpone an observation date — and therefore a call settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be an observation date. We describe market disruption events under “— Market Disruption Event” below.

Observation Dates

The observation dates for your Securities will be the dates set forth in the final terms supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an observation date for the Securities be postponed by more than eight (8) trading days. The postponement of one or more observation dates shall have no effect on any subsequent observation dates.

If any observation date specified in the final terms supplement occurs on a day that is not a trading day, such observation date will be the next following trading day.

Maturity Date

The maturity date for your Securities will be set forth in the final terms supplement. If not called on any observation date (other than the final observation date), the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the final valuation date. As discussed below under “— Final Valuation Date,” the calculation agent may postpone the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

If the Securities are not previously called, the final valuation date will be on the final observation date as set forth in the final terms supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and

General Terms of the Securities

is not continuing. In no event, however, will the final valuation date — and, therefore, the Maturity Date — for the Securities be postponed by more than eight (8) trading days. A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

If the final valuation date specified in the final terms supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Price

The “closing price” for an underlying equity or any other security for which a closing price must be determined on any trading day means:

➢

if the underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or

➢

if, following certain corporate events affecting the underlying equity or following delisting or termination of the underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities — Antidilution Events — Reorganization Events” on page PS-38); or

➢

if the underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

➢

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine the closing price of the underlying equity on each observation date and the final price on the final valuation date. As described above, any observation date (including the final valuation date) may be postponed, and thus the determination of the closing price of the underlying equity with respect to such observation date or the final price, as applicable, may be postponed if the calculation agent determines that, on any observation date, a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the affected observation date will be the first trading day on which no market disruption event occurs or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent may waive its right to postpone an observation date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing price of the underlying equity with respect to such observation date. In no event, however, will an observation date be postponed by more than eight (8) trading days.

General Terms of the Securities

If an observation date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day with respect to that offering of Securities, that day will nevertheless be the date on which the closing price of the underlying equity with respect to such observation date or the final price, as applicable, will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the closing price of the underlying equity with respect to such observation date or the final price that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in the underlying equity in the primary market for such underlying equity for more than two hours of trading or during the one hour before the close of trading in that market;

➢

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying index of such ETF or the securities, futures contracts, commodities or other assets constituting the assets of such ETF (“underlying assets”) in the primary market for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;

➢

if the underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the securities, futures contracts or other assets which then comprise 20% or more of the value of the underlying assets of such ETF on the primary exchanges for such securities for more than two hours of trading, or during the one hour before the close of trading of such exchanges; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying equity generally.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying index or underlying assets of the ETF, in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢

a limitation on the hours or numbers of days of trading in the underlying equity in the primary market for such equity, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢

a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or, if the underlying equity is an ETF, to the underlying index or underlying assets of the ETF.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying index or underlying assets of the ETF in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

General Terms of the Securities

In contrast, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying index or underlying assets of the ETF in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying index or underlying assets of the ETF in the primary market for those contracts.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

For any offering of the Securities, the initial price and the trigger price are subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-17.

How Adjustments Will Be Made

If one of the events described below occurs with respect to an offering of the Securities and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial price and the trigger price as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the initial price and the trigger price will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying stock, if applicable, in the event of a consolidation or merger of the issuer of the underlying stock with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the initial price and the trigger price.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial price and the trigger price for the first event, then adjust the adjusted initial price and the adjusted trigger price for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited

General Terms of the Securities

to, the initial price and the trigger price of the underlying equity. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial price. The initial price or trigger price resulting from any adjustment will be rounded up or down, as appropriate, to the nearest thousandth, with one-half cent and five hundredths being rounded upward.

If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable supplements for your Securities, the dividend paid by the foreign stock issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADS is serving as the underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun-off security as well as the existing foreign stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADS is serving as the underlying equity, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.

If the foreign stock issuer or the depositary for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

Regardless of the occurrence of one or more dilution or reorganization events described in this section, at maturity, if the Securities have not already been called, UBS will pay an amount in cash equal to your principal amount unless the final price of the underlying equity is below the adjusted trigger price, subject to the creditworthiness of UBS.

General Terms of the Securities

The following events are those that may require antidilution adjustments:

➢

a subdivision, consolidation or reclassification of the underlying equity or a free distribution or dividend of shares of the underlying equity to existing holders of the underlying equity by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of the underlying equity of:

➢	additional shares of the underlying equity as described under “— Stock Dividends” below,

➢

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of the underlying equity, or

➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying equity or other assets;

➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢

if the underlying equity is common stock in a specific company (“underlying stock”), a consolidation of the respective underlying stock issuer with another company or merger of the respective underlying stock issuer with another company; and

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-17.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity is subject to a stock split or a reverse stock split, then the initial price and the trigger price will each be adjusted by dividing the prior initial price and the prior trigger price, respectively, by, the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

General Terms of the Securities

If the underlying equity is subject to a stock dividend payable in shares of the underlying equity, then the initial price and the trigger price will each be adjusted by dividing the prior initial price and the prior trigger price, respectively, by, the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

It is not expected that antidilution adjustments will be made to the initial price and the trigger price in the case of stock dividends payable in shares of the underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of the underlying equity.

Other Dividends and Distributions

None of the initial price and the trigger price for a particular offering of the Securities will be adjusted to reflect dividends or other distributions paid with respect to the underlying equity, other than:

➢	stock dividends described under “— Stock Dividends” above;

➢	issuances of transferable rights and warrants with respect to the underlying equity as described under “— Transferable Rights and Warrants” below;

➢	if the underlying equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-38; and

➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to the underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying equity by an amount equal to at least 10% of the closing price of the underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which the underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying equity and is payable in cash, the initial price and the trigger price will each be adjusted by dividing the prior initial price and prior trigger price, respectively, by, the ratio of the closing price of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying equity equals:

➢

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying equity; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying equity that is both an extraordinary dividend and payable in underlying equity, or an issuance of rights or warrants with respect to the underlying equity that is also an extraordinary dividend, will result in adjustments to the initial price and the trigger price, as described under “— Stock Dividends” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

General Terms of the Securities

Transferable Rights and Warrants

If the respective underlying equity issuer issues transferable rights or warrants to all holders of the underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing price of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial price, trigger price or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect of such issuance.

Reorganization Events

For any offering of the Securities in which the applicable underlying equity is an underlying stock, each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying stock,

(b)	the issuer of the underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity, or is the surviving entity but all outstanding underlying stock is exchanged for or converted into other property,

(c)	any statutory exchange of securities of the issuer of the underlying stock or any successor entity with another entity occurs, other than pursuant to clause (b) above,

(d)	the issuer of the underlying stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of the underlying stock issues to all of its shareholders stock securities of an issuer other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the underlying stock and is consummated for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”).

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) occurs with respect to an underlying stock, then the determination of whether the closing price of the underlying stock is at or above the initial price on any observation date or is less than the trigger price on the final valuation date, as the case may be, will be made by the calculation agent based upon the amount, type and value of property or properties — whether cash, securities, other property or a combination thereof — that a hypothetical holder of a share of the underlying stock prior to such reorganization event would have been entitled to receive in, or as a result of, such reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a foreign currency), the calculation agent will use the closing price of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to

General Terms of the Securities

be appropriate. If a holder of the underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the underlying stock that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to the underlying stock and the calculation agent adjusts such underlying stock to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting the adjusted underlying stock for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying stock.

For example, if the respective issuer of the underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying stock for each Security in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying stock for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the underlying stock for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs, and any amounts due upon an automatic call or at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the underlying stock as described above. Consequently, in this product supplement, references to the underlying stock, where applicable, mean any distribution property that is distributed in a reorganization event and comprises the adjusted underlying stock for the particular offering of the Securities. Similarly, references to the respective issuer of the underlying stock include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of whether the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) is, as the case may be, at or above the initial price on any observation date or below the trigger price on the final valuation date, the closing price of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable supplements.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters

General Terms of the Securities

PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying stock and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the issuer of an underlying stock or any successor entity becomes subject to a merger or combination with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading of an Underlying Stock” below) to replace such underlying stock that is affected by any such share-for cash event or issuer merger event (the “original underlying stock”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying stock and the calculation agent will determine the initial price and trigger price by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying stock exists, then the calculation agent will deem the closing price of the original underlying stock on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing price of the underlying stock on each remaining trading day to, and including, the final valuation date.

If an ADS is serving as the underlying equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described above will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading of the Underlying Stock

If a common stock serving as the underlying equity is delisted or trading of the underlying stock is suspended on the primary exchange for such underlying stock, and such underlying stock is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying stock will continue to be deemed the underlying equity.

General Terms of the Securities

If a common stock serving as the underlying equity is delisted or trading of such underlying stock is suspended on the primary exchange for such underlying stock, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADS, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the issuer of the underlying stock as published on the Bloomberg Professional service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the underlying stock as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADSs of such company. If there is no issuer with the same primary industry classification as the issuer of the underlying stock that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADS then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification as the issuer of the underlying stock; second, issuers with the same primary “Industry” classification as the issuer of the underlying stock; and third, issuers with the same primary “Industry Group” classification as the issuer of the underlying stock. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. The substitute security will be deemed to be the underlying stock and the calculation agent will determine the initial price and the trigger price by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, including the determination of whether the closing price of the substitute security is below the trigger price or equal to or above the initial price, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described under “— Antidilution Adjustment — Reorganization Events” on page PS-38.

If the underlying stock is delisted or trading of the underlying stock is suspended and the calculation agent determines that no substitute security comparable to the underlying stock exists, then the calculation agent will deem the closing price of the underlying stock on the trading day immediately prior to its delisting or suspension to be the closing price of the underlying stock on each remaining trading day to, and including, the final valuation date.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the foreign stock issuer and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the underlying equity and the calculation agent will determine the initial price and the trigger price by reference to such foreign stock. To the extent that the foreign stock substituted for the original underlying equity represents more than or less than one share of such foreign stock, the calculation agent

General Terms of the Securities

may modify any terms as necessary to ensure an equitable result including, but not limited to, the initial price and the trigger price. On and after the change date, for all purposes, including the determination of the closing price of the underlying equity on any observation date and the final valuation date, as applicable, the closing price of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described under “— Antidilution Adjustment — Reorganization Events” on page PS-38.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying equity (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed the underlying equity.

If an ETF serving as the underlying equity is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, whose exchange traded fund (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying assets of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the underlying equity and the calculation agent will determine the initial price and the trigger price by reference to the substitute ETF.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing price of the original ETF by reference to a basket comprised of (i) the underlying assets of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying assets of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will determine the initial price and the trigger price by reference to the replacement basket.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying index or the underlying assets of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing prices of the underlying equity by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

General Terms of the Securities

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars, payable in respect of the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you in respect of your Securities. That cost will equal:

➢

the lowest amount, as determined by the calculation agent in the manner described in the following paragraph, that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

General Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment

Any payment on the Securities upon an automatic call or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. securities exchange or market on which the underlying equity is listed or admitted for trading or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted for trading.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

General Terms of the Securities

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, observation dates, the default amount, the initial price, the final price, the trigger price, whether the closing price is at or above the initial price on any observation date, whether the final price is below the trigger price and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the final terms supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equity or underlying assets of an ETF and/or listed and/or over-the-counter options, futures or exchange-traded funds on the underlying equity or underlying assets of an ETF prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in the underlying equity or underlying assets of an ETF;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or underlying assets of an ETF, or the price of other similar assets;

➢

acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of U.S. or foreign equity or commodity markets, or

➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the underlying equity or underlying assets of an ETF, listed or over-the-counter options or futures on the underlying equity or underlying assets of an ETF, or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or underlying assets of an ETF, or indices designed to track the performance of the underlying equity or underlying assets of an ETF or markets relating to the underlying equity or underlying assets of an ETF.

No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-15 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The United States federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material United States tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or foreign currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a bank,

➢	a regulated investment company or a real estate investment company,

➢	a life insurance company,

➢	a tax-exempt organization,

➢

a person that owns Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the underlying stocks or underlying equities, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax adviser concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Except as otherwise noted under “Non-U.S. holder” below, this discussion is only applicable to you if you are a U.S. holder.

You are a U.S. holder if you are a beneficial owner of Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Supplemental U.S. Tax Considerations

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES. THE RISK THAT THE SECURITIES WOULD BE RECHARACTERIZED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS INSTRUMENTS GIVING RISE TO CURRENT ORDINARY INCOME (EVEN BEFORE THE RECEIPT OF ANY CASH) AND SHORT-TERM CAPITAL GAIN OR LOSS (EVEN IF HELD FOR A PERIOD LONGER THAN ONE YEAR), IS HIGHER THAN WITH OTHER NON-PRINCIPAL-PROTECTED EQUITY-LINKED SECURITIES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying equity and the terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities would be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your

Supplemental U.S. Tax Considerations

Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Alternative Treatments. Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above.

It is possible that the Internal Revenue Service could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the Issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

If your Securities are linked to a regulated investment company (including an exchange traded fund), real estate investment trust (“REIT”), partnership, trust or passive foreign investment company (“PFIC”) (each, a “pass-thru entity”), there is a risk that your Securities would be treated as a “constructive ownership transaction” as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). A “constructive ownership transaction” includes certain contracts under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company. If an investment in your Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). It is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. It is possible, for example, that the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Security the holder had invested the face amount of the Security in shares of the underlying equity and sold those shares for their fair market value on the date the Security is sold, exchanged or retired. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of your Security (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of your Security).

Accordingly, all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

In regard to the constructive ownership rules, we will not attempt to ascertain whether the issuer of any underlying equity would be treated as a pass-thru entity for purposes of Section 1260 of the Code. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult with your tax advisor regarding the possible consequences to you if any such entity is or becomes a pass-thru entity.

Supplemental U.S. Tax Considerations

Further, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested to secure your obligations under the put option. Under this characterization, if the Securities are not called, you may realize short term capital loss on the Maturity Date, and upon a call of the Securities, a portion of the payment you receive may be considered attributable to interest or original issue discount on the deposit (which you may be required to accrue over the term of the Securities) with the balance being considered the amount realized for the Security upon which you may realize a short term capital gain (even if you held the Security for more than one year).

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, call, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security. Any gain you recognize upon the sale, call, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if your Securities have a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Alternatively, the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the underlying equity, (ii) you should be required to accrue interest income over the term of your Securities or (iii) any gain or loss that you recognize upon the call or maturity of your Securities should be treated as an ordinary gain or loss.

We will not attempt to ascertain whether the issuer of any underlying equity would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying equity.

You should consult your tax advisor as to the tax consequences of such characterizations described above and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Supplemental U.S. Tax Considerations

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢

any payments of proceeds including redemptions at maturity on Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

➢	the payment of the proceeds from the sale of Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

➢	fails to provide an accurate taxpayer identification number,

➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,

➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,

➢	a controlled foreign corporation for United States tax purposes,

➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

➢	a foreign partnership, if at any time during its tax year:

➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Supplemental U.S. Tax Considerations

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, U.S. holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns for taxable years beginning after March 18, 2010, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a United States person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status (by providing, for example, a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8). However, it is possible that future guidance or legislation, such as discussed above regarding Notice 2008-2, could subject Non-U.S. holders to U.S. federal withholding tax on any deemed income accrual from the Securities. Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

We will not attempt to ascertain whether the issuer of any underlying equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of the underlying equity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a Non-U.S. holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m) of the Internal Revenue Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or

Supplemental U.S. Tax Considerations

determined by reference to U.S.-source dividends, including payments or adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents that are subject to U.S. withholding tax. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisers about the application of FATCA, in particular, if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

In 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

Supplemental U.S. Tax Considerations

Non-United States Holders. If you are not a United States Holder, then, subject to the discussion below of Section 871(m) of the Internal Revenue Code, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

Section 871(m) of the Internal Revenue Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S.-source dividends, including payments or adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents that are subject to U.S. withholding tax. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2013 that are treated as dividend equivalents. In that case, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable supplements, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the final terms supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the final terms supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-46, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.